UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Middlefield Banc Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (the “Amendment”) is being filed to amend Middlefield Banc Corp.’s (the “Company”) definitive proxy statement for the Company’s 2021 Annual Meeting of Shareholders (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 5, 2021. The Amendment corrects a scrivener’s error in Proposal Three – Ratification of Appointment of Independent Auditor regarding the amount of audit fees that the Company paid to S.R. Snodgrass, P.C. in 2020.

No other changes have been made to the Proxy Statement or to the matters to be considered by the shareholders. This Amendment does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events. All other items of the Proxy Statement are incorporated herein by reference without change. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Proxy Statement. This Amendment should be read in conjunction with the Proxy Statement.

AMENDMENT TO PROXY STATEMENT

In connection with Proposal Three – Ratification of Appointment of Independent Auditor, the tabular presentation is amended and restated as indicated below:

For services in fiscal years ended December 31, 2020 and December 31, 2019, we paid S.R. Snodgrass, P.C. as follows –

	2020	2019
Audit Fees (1)	$160,576	$160,389
Audit-Related Fees	$8,516	$8,579
Tax Fees (2)	$13,375	$17,005
All Other Fees	$0	$0
	$182,467	$185,973

In the Proxy Statement filed on April 5, 2021, the figure in the “Audit Fees” category for 2020 was incorrectly stated to be $123,495. The total Audit Fee figure of $182,467 reported in the Proxy Statement was correct. The correct figure in the Audit Fees category is $160,576.